Exhibit 99.1

ATG Reports First Quarter 2008 Results

Year-Over-Year, Revenue Increased 25%, Product License Bookings Increased 28%, and Non-GAAP Net Income Increased 156%

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-commerce solutions provider, today reported financial results for the first quarter ended March 31, 2008.

Revenue for the first quarter of 2008 grew to $36.5 million, a 25% increase over first quarter 2007 revenue of $29.2 million.

“ATG is off to a great start in 2008 with revenue growth of 25% and product license bookings growth of 28%,” stated Bob Burke, ATG’s president and CEO. “As evidenced by our first quarter results, the market for our solutions continues to be robust. Companies are increasing their investments in online channels as accelerating growth in e-commerce sales continues to outpace offline channels.”

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the first quarter of 2008 was $9.3 million, compared to $6.6 million in the year ago quarter. Product license bookings, a non-GAAP measure which the Company defines as product license revenue recognized plus net change in deferred product license revenue, grew 28% year-over-year to $11.4 million for the first quarter from $8.9 million in the year ago quarter. Approximately 50% of product license bookings in the first quarter were deferred and will be recognized ratably.

Short and long term deferred revenue grew to $48.3 million at March 31, 2008, a 59% increase over March 31, 2007.

New and repeat business was generated from customers including American Eagle Outfitters, Hyatt, Kingfisher, Philips, Quebecor, SAP and Sony.

Net loss in accordance with GAAP for the first quarter of 2008 was $842 thousand, or $(0.01) per share. This compares with a net loss of $1.5 million, or $(0.01) per share, in the first quarter of 2007.

Non-GAAP net income increased 156% to $2.0 million for the first quarter of 2008, or $0.02 per diluted share compared with non-GAAP net income of $781 thousand, or $0.01 per diluted share for the first quarter of 2007.

During the quarter, ATG completed its acquisition of CleverSet, a technology leader in automated personalization, in an all cash transaction valued at $9.1 million.

At March 31, 2008, ATG had $46.9 million in cash, cash equivalents, and short-term and long-term marketable securities. Cash flow from operations for the first quarter of 2008 was $7.1 million.

“We are very pleased with our results,” Julie Bradley, ATG’s senior vice president and CFO stated. “Last year at this time, we embarked on a business model transition, migrating from primarily a license business to a solution provider with increasing amounts of recurring and ratable revenue streams. As a result of this change, our customers are leveraging more ATG solutions. Based on accelerating growth in e-commerce, our current pipeline, and our successful implementation of the business model transition, our guidance and outlook for the full-year remains very positive.”

Financial Guidance and Business Outlook

Revenue for 2008 is expected to be in the range of $159.0 million to $165.0 million. GAAP net income (loss) for the year ending December 31, 2008 is expected to be in the range of $(4.0) million to $1.0 million. GAAP net income (loss) guidance includes an estimated $8.5 - $9.0 million of non-cash equity-related compensation expense and amortization of acquired intangibles of $4.5 - $5.0 million. Non-GAAP net income for the year ending December 31, 2008 is expected to be in the range of $9.0 million to $15.0 million. Cash flow from operations for 2008 is expected to be in the range of $28.0 million to $32.0 million.

Quarterly Conference Call

ATG management will discuss the company’s first quarter 2008 financial results, recent highlights, and business outlook for the remainder of 2008 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “For Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 42241246. A replay of the call will be available on the company’s website later in the day.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	March 31,	December 31,	March 31,
	2008	2007	2007
ASSETS
Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $1,669 as of March 31, 2008)	$44,711	$50,879	$37,467
Accounts receivable, net	36,850	40,443	29,949
Deferred costs, current	692	790	-
Prepaid expenses and other current assets	4,288	2,741	4,335

Total current assets	86,541	94,853	71,751

Property and equipment, net	8,576	7,208	6,094
Intangible assets, net	11,021	11,109	14,787
Deferred costs, less current portion	2,613	2,337	284
Marketable securities (including restricted cash of $419 as of March 31, 2008)	2,222	1,062	-
Other assets	1,376	1,475	1,027
Goodwill	67,522	59,675	59,328

Total long-term assets	93,330	82,866	81,520

Total assets	$179,871	$177,719	$153,271

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$4,485	$3,619	$2,996
Accrued expenses	16,711	19,082	12,827
Deferred revenue, current portion	37,501	35,577	27,744
Accrued restructuring, current portion	857	855	1,050
Capital lease obligations	-	-	39

Total current liabilities	59,554	59,133	44,656

Accrued restructuring, less current portion	-	225	866
Other liabilities	498	487
Deferred revenue, less current portion	10,826	10,777	2,688

Total long-term liabilities	11,324	11,489	3,554

Stockholders' equity	108,993	107,097	105,061

Total liabilities and stockholders' equity	$179,871	$177,719	$153,271

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Revenue:
Product licenses	$9,257	$9,532	$6,609
Recurring services	20,943	21,337	17,470
Professional and education services	6,330	8,457	5,153

Total revenue	36,530	39,326	29,232

Cost of Revenue:
Product licenses	387	551	540
Recurring services	7,606	7,432	5,143
Professional and educational services	6,914	8,867	5,598

Total cost of revenue	14,907	16,850	11,281

Gross Profit	21,623	22,476	17,951

Operating Expenses:
Research and development	7,021	6,280	5,781
Sales and marketing	11,537	11,383	9,544
General and administrative	4,329	4,471	4,603
Restructuring benefit	-	-	(68)

Total operating expenses	22,887	22,134	19,860

Income (loss) from operations	(1,264)	342	(1,909)
Interest and other income, net	628	693	448

Income (loss) before provision for income taxes	(636)	1,035	(1,461)
Provision for income taxes	206	253	-
Net income (loss)	$(842)	$782	$(1,461)

Basic net income (loss) per share	$(0.01)	$0.01	$(0.01)

Diluted net income (loss) per share	$(0.01)	$0.01	$(0.01)

Basic weighted average common shares outstanding	128,435	128,056	127,194

Diluted weighted average common shares outstanding	128,435	135,290	127,194

Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Cash Flows from Operating Activities:
Net income (loss)	$(842)	$782	$(1,461)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,028	2,102	1,854
Non-cash stock-based compensation expense	1,830	1,729	1,084
Net changes in operating assets and liabilities	4,079	(378)	6,600

Net cash provided by operating activities	7,095	4,235	8,077

Cash Flows from Investing Activities:
Purchases of marketable securities	(9,197)	(12,567)	(1,678)
Maturities of marketable securities	11,050	2,944	4,650
Purchases of property and equipment	(2,375)	(1,717)	(1,399)
Collateralization of letters of credit	(2,088)	-	-
Payment of acquisition costs, net of cash acquired	(10,672)	-	(793)
Decrease in other assets	-	-	9

Net cash (used in) provided by in investing activities	(13,282)	(11,340)	789

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	509	824	234
Proceeds from employee stock purchase plan	250	252	202
Repurchase of common stock	-	(712)	-
Payments on capital leases	-	(4)	(17)

Net cash provided by (used in) financing activities	759	360	419

Effect of foreign exchange rate changes on cash and cash equivalents	186	67	(68)
Net increase (decrease) in cash and cash equivalents	(5,242)	(6,678)	9,217
Cash and cash equivalents, beginning of period	34,419	41,097	17,911

Cash and cash equivalents, end of period	$29,177	$34,419	27,128

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended
	March 31,	December 31,	March 31,
	2008	2007	2007
Equity-Related Compensation:

Cost of revenue	$344	$354	$200
Research and development	405	421	233
Sales and marketing	570	376	339
General and administrative	511	578	312

Total equity-related compensation	$1,830	$1,729	$1,084

eStara Earn-out:

Cost of revenue	$-	$10	$-
Research and development	-	121	-
Sales and marketing	-	143	-
General and administrative	-	73	-

	$-	$347	$-

Depreciation and Amortization:

Depreciation
Cost of revenue	$551	$512	$320
Research and development	213	182	157
Sales and marketing	128	103	104
General and administrative	79	78	47
	$971	$875	$628

Amortization
Cost of revenue	$460	$503	$504
Sales and marketing	597	696	694
General and administrative	-	28	28
	$1,057	$1,227	$1,226

Total depreciation and amortization	$2,028	$2,102	$1,854

Capital Expenditures:

Purchases of property and equipment	$2,375	$1,717	$1,399

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands)
(UNAUDITED)

	Three months ended,
	March 31,	December 31,	March 31,
	2008	2007	2007

Net income (loss) GAAP	$(842)	$782	$(1,461)

Amortization of acquired intangibles	1,057	1,227	1,226
Net restructuring	-	-	(68)
Equity-related compensation	1,830	1,729	1,084
eStara earn-out	-	347	-

Net income (non-GAAP)	$2,045	$4,085	$781

Net income (non-GAAP) per share:

Basic	$0.02	$0.03	$0.01
Diluted	$0.02	$0.03	$0.01

Shares used in per share calculations:

Basic	128,435	128,056	127,194
Diluted	134,100	135,290	131,134

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended,
	March 31,	December 31,	March 31,
	2008	2007	2007

Product license bookings	$11,448	$12,953	$8,921

Increase in product license deferred revenue	(5,693)	(3,612)	(2,426)

Product license deferred revenue recognized	3,502	191	114

Product license revenue	$9,257	$9,532	$6,609

About ATG

ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software and delivers the on demand solutions that the world's most customer-conscious companies use to power their e-commerce web sites, attract prospects, convert them to buyers and ensure their satisfaction so they become loyal, repeat, profitable customers. Our e-commerce suite is ranked the #1 current offering and #1 in strategy by the industry's most influential analyst firms, and powers more of the top 300 internet retailers than any other vendor. Our eStara brand provides customer interaction solutions to enhance conversions and customer support, and delivers the world's most widely used click-to-call service. ATG's solutions are used by over 900 major brands, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela’s, Carrefour, Cingular, Coca Cola, Continental Airlines, CVS, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Hilton, HSBC, Intuit, Macy's, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, OfficeMax, PayPal, Philips, Procter & Gamble, Sears, Sony, Symantec, Target, T-Mobile, Urban Outfitters, Verizon, Viacom, Vodafone and Walgreens. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

© 2008 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

*Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and equity-related compensation. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2007, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kimberly Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com